Exhibit 10.1

Wong Siu Hong （黃兆康）
Present
Date : Dec 29, 2010

Dear Mr. Wong:

OFFER OF EMPLOYMENT

It is our pleasure to extend the following offer of employment to you.

Title: General Manager

Reporting Relationship:

The position will report to the Managing Director, Mr. Yu Chun Ming.

Job Goals:

To manage and develop the sales, production and the whole operation of the Company to achieve the following targeted net profit for the coming years:

2011 - Targeted EBITDA of RMB 5 millions

2012 - Targeted EBITDA of RMB 10 millions

2013 - Targeted EBITDA of RMB 20 millions

After 2013 - to be agreed

Base Salary:  Will be paid monthly of HK$62,380 which is equivalent to HK$748,560 on an annual basis.

Year End Bonus: Upon satisfactory completion of the first 365 days of employment and on each subsequent anniversary, a bonus of HK$194,950 will be paid.

Room 609-612, Wealth Commercial Centre, 48 Kwong Wa Street, Mongkok, Kowloon, Hong Kong.			www.maxcleangroup.com
香港九龍旺角廣華街廣發商業中心609-612室	T: (852)2780 3339	F: (852)2343 6974	E: globalsales@maxcleangroup.com

Potential Team Bonus:  A performance bonus will be paid to you and your team at your own discretion at the rates specified below.

Bonus Rates on Amounts exceeds Target Goal
on the first 2 millions	50%
on the next 2 millions	40%
Remainder	30%

Vacation: Vacation is accrued at 21 days on an annual basis.

Start Date:  Jan 18, 2011

Your employment with Maxclean (China) Holdings Co. Ltd. is at-will and either party can terminate the relationship with 1 month written notice.

Should you agree with the above please sign to confirm.

Confirm by

/s/ Wong Siu Hong

(Mr. Wong Siu Hong 黃兆康)

Date：12/29/2010

Room 609-612, Wealth Commercial Centre, 48 Kwong Wa Street, Mongkok, Kowloon, Hong Kong.			www.maxcleangroup.com
香港九龍旺角廣華街廣發商業中心609-612室	T: (852)2780 3339	F: (852)2343 6974	E: globalsales@maxcleangroup.com